UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 15, 2007

                          ROCKY MOUNTAIN MINERALS, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)



         Wyoming                         0-9060                 83-0221102
         -------                         ------                 ----------
(State or other jurisdiction           (Commission             (IRS Employer
    of incorporation)                  file number)          Identification No.)



                             2480 North Tolemac Way,
                             Prescott, Arizona 86305
                             -----------------------
                    (Address of principal executive offices)


                                 (928) 778-1450
                                 --------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry into a Material Definitive Agreement.

         Rocky Mountain Minerals, Inc. ("Old Rocky") has entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 10, 2007, with Rocky Mountain Minerals (DE), Inc. ("New Rocky"), a Delaware corporation and a wholly-owned subsidiary of Old Rocky.

         The Merger Agreement provides for, among other things, the merger (the "Merger") of Old Rocky with and into New Rocky, subject to the conditions, and on the terms, of the Merger Agreement, whereby the separate corporate existence of Old Rocky would cease and New Rocky would continue as the surviving corporation. Pursuant to the Merger Agreement, in the Merger, each share of the existing common stock of Old Rocky, par value at $0.001 per share, excluding dissenting shares and treasury shares, will be exchanged for 0.195 shares of New Rocky's common stock, par value at $0.0001 per share, and each share of the existing preferred stock of Old Rocky, par value at $0.05 per share, excluding dissenting shares and treasury shares, will be exchanged for 0.36535 shares of New Rocky's common stock, par value at $0.0001 per share.

         Old Rocky and New Rocky have also agreed to certain other customary covenants in the Merger Agreement.

         The Board of Directors of Old Rocky has unanimously approved the Merger and the Merger Agreement.

         The consummation of the Merger is subject to (a) the approval of Old Rocky as New Rocky's sole shareholder, (b) the approval of the shareholders of Old Rocky in accordance with applicable provisions of the Wyoming Business Corporation Act, and (c) any and all consents, permits, authorizations, approvals, and orders deemed, in the sole discretion of Old Rocky, to be material to consummation of the Merger, including, without limitation, an authorization of New Rocky's common stock for quotation on the Over The Counter Bulletin Board, having been obtained.

          A date for closing the Merger has not yet been determined.

         The Merger Agreement may be terminated by mutual consent of Old Rocky and New Rocky, with no liability on either party's part, except that Old Rocky will be required to pay all expenses incurred in connection with the Merger, in respect of this Merger Agreement and/or relating thereto.

         The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Important Additional Information Regarding the Merger will be filed with the
SEC:

         In connection with the proposed Merger, a proxy statement/prospectus and other documents are expected to be filed with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT OLD ROCKY, NEW ROCKY AND THE PROPOSED MERGER. A definitive proxy statement is expected to be sent to security holders of Old Rocky, seeking their approval of the transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed in connection with the Merger with the SEC at the SEC's website at http://www.sec.gov. The definitive proxy statement and other relevant documents are expected to also be available free of charge by directing a request to Rocky Mountain Minerals (DE), Inc., 2480 North Tolemac Way, Prescott, Arizona 86305, Attention: Chief Executive Officer.

         Shareholders and investors may obtain information regarding the interests of Old Rocky and its directors and executive officers in the Merger, which may be different than those of Old Rocky's shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which are expected to be filed with the SEC, when they become available.


Item 9.01    Financial Statements, and Exhibits.

     (d)  Exhibits

     The following Exhibit is filed herewith as a part of this report.

  Exhibit       Description
  -------       --------------

   2.1 Agreement and Plan of Merger dated as of October 10, 2007 by and between Rocky Mountain Minerals, Inc., a Wyoming corporation and Rocky Mountain Minerals (DE), Inc., a Delaware corporation.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         ROCKY MOUNTAIN MINERALS, Inc.

Date: October 15, 2007               By: /s/ M.A. Muzzin
                                         ---------------------
                                         M.A. Muzzin,
                                         President, Chief Executive Officer,
                                         Chairman and Director






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                                  EXHIBIT INDEX


  Exhibit
  Number        Description
  -------       ----------------------------------------------------------------

   2.1 Agreement and Plan of Merger dated as of October 10, 2007 by and between Rocky Mountain Minerals, Inc., a Wyoming corporation and Rocky Mountain Minerals (DE), Inc., a Delaware corporation.














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